UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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VERSAILLES FINANCIAL CORPORATION

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VERSAILLES FINANCIAL CORPORATION

October 11, 2010

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Versailles Financial Corporation, the parent company of Versailles Savings and Loan Company.  The Annual Meeting will be held at our main office, located at 27 East Main Street, Versailles, Ohio at10:00 a.m. (Eastern Time) on November 9, 2010.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of Versailles Financial Corporation.  Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of two directors and the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the year ending June 30, 2011.

Our Board of Directors has determined that the election of each of the nominees and the ratification of the appointment of our independent registered public accounting firm are in the best interests of Versailles Financial Corporation and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees and the ratification of the appointment of our independent registered public accounting firm.

Also enclosed for your review is our Annual Report on Form 10-K for the year ended June 30, 2010, which contains detailed information concerning our activities and operating performance.  On behalf of the Board of Directors, please take a moment now to complete, sign, date and return the proxy card in the postage-paid envelope provided.  Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,
/s/ Edward L. Borchers	/s/ Douglas P. Ahlers
Edward L. Borchers	Douglas P. Ahlers
Chairman of the Board	President and Chief Executive Officer

VERSAILLES FINANCIAL CORPORATION
27 East Main Street
Versailles, Ohio 45380
(937) 526-4515

NOTICE OF
2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 9, 2010

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Versailles Financial Corporation (the “annual meeting”) will be held at our main office, located at 27 East Main Street, Versailles, Ohio at10:00 a.m. (Eastern Time) on November 9, 2010.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and acting upon:

1.	The election of two directors of Versailles Financial Corporation;
2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for Versailles Financial Corporation for the year ending June 30, 2011; and

such other matters as may properly come before the annual meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Stockholders of record at the close of business on September 24, 2010 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF VERSAILLES FINANCIAL CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our Proxy Statement and Annual Report on Form 10-K for the year ended June 30, 2010 are available at http://www.cfpproxy.com/6766.

By Order of the Board of Directors
/s/ Cheryl J. Leach

Cheryl J. Leach
Secretary
Versailles, Ohio
October 11, 2010

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

VERSAILLES FINANCIAL CORPORATION
27 East Main Street
Versailles, Ohio 45380
(937) 526-4515

2010 ANNUAL MEETING OF STOCKHOLDERS
November 9, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Versailles Financial Corporation to be used at the Annual Meeting of Stockholders of Versailles Financial Corporation, which will be held at our main office, located at 27 East Main Street, Versailles, Ohio at 10:00 a.m. (Eastern Time) on November 9, 2010 and all adjournments of the annual meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 11, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Versailles Financial Corporation.  Proxies received by Versailles Financial Corporation that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Versailles Financial Corporation, Cheryl J. Leach, at the address shown above, by returning a duly executed proxy bearing a later date by mail, as described on your Proxy Card or voting in person at the annual meeting.  The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the record stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Versailles Financial Corporation prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Except as noted below, holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on September 24, 2010 are entitled to one vote for each share then held.  As of September 24, 2010, there were 427,504 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the

Securities Exchange Act of 1934.  The following table sets forth, as of September 24, 2010, the shares of our common stock held by our directors and executive officers, individually and as a group, and by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.  The mailing address for each of our directors and executive officers and the Versailles Savings and Loan Company Employee Stock Ownership Plan is 27 East Main Street, P.O. Box 92, Versailles, Ohio 45380.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of All Common Stock Outstanding

Five Percent Stockholders:

Versailles Savings and Loan Company Employee Stock Ownership Plan(2)	34,200		8.0%

Directors and Executive Officers:

Douglas P. Ahlers President, Chief Executive Officer and Director	15,000	(3)	3.51%
Cheryl J. Leach Executive Vice President, Chief Financial Officer and Secretary	1,000		*
Jerome F. Bey, III Vice President and Senior Lender	2,100	(4)	*
Edward L. Borchers Chairman of the Board	29,000	(5)	6.78%
Kevin J. Drees Director	23,500	(6)	5.50%
Thomas J. Guillozet Director	14,793	(7)	3.46%
James C. Poeppelman Director	30,000	(8)	7.01%

All directors and executive officers as a group (7 persons)	115,393		26.99%

________________________
*	Less than 1%.
(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)
Because none of the shares held in the ESOP have been allocated to participant accounts, each ESOP participant was deemed to have one share of stock allocated to his or her ESOP account for the sole purpose of providing the ESOP trustee with voting instructions with respect to the unallocated shares. The ESOP trustee will vote the unallocated stock in proportion to the voting instructions received from ESOP participants with respect to the deemed allocated shares.

(3)	Includes 15,000 shares held through the Versailles Savings and Loan Company Deferred Compensation Plan.
(4)	Includes 2,100 shares held in an IRA for the benefit of Mr. Bey.
(5)
Includes 15,000 shares held in the Edward L. Borchers Trust and 14,000 shares held in the Marilyn J. Borchers Trust.  Mr. Borchers is deemed to have shared voting and dispositive power over all shares together with his wife.

(6)
Includes 5,000 shares held through the Versailles Savings and Loan Company Deferred Compensation Plan, 1,500 shares held by his wife and 7,000 shares held by an IRA for the benefit of his wife.  Mr. Drees is deemed to have shared voting and dispositive power over all shares together with his wife.

(7)	Includes 2,228 shares held through the Versailles Savings and Loan Company Deferred Compensation Plan and 6,565 shares held in an IRA for the benefit of Mr. Guillozet.
(8)
Includes 13,232 shares held through the Versailles Savings and Loan Company Deferred Compensation Plan and 15,000 shares held by Mr. Poeppelman’s wife, over which Mr. Poeppelman is deemed to have shared voting and dispositive power together with his wife.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.  Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the shares voted at the meeting is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending June 30, 2011.  Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter.  Broker non-votes are not entitled to vote on the matter.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors consists of five members.  Our bylaws provide that approximately one-third of the directors are to be elected annually.  Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify.  Two directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.  The Governance/Nominating Committee has nominated Thomas L. Guillozet and James C. Poeppelman to serve as directors for three-year terms.  Messrs. Guillozet and Poeppelman are currently members of the Board of Directors.

The table below sets forth certain information regarding the composition of our Board of Directors as of September 24, 2010, including the terms of office of Board members, and regarding executive officers who are not directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below.  If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

Name and Address(1)	Age	Positions Held	Director Since(2)	Term Expires

		NOMINEES
Thomas L. Guillozet	51	Director	2006	2010
James C. Poeppelman	58	Director	2000	2010

		DIRECTORS CONTINUING IN OFFICE
Edward L. Borchers	71	Chairman of the Board	1981	2011
Douglas P. Ahlers	55	President, Chief Executive Officer and Director	1994	2012
Kevin J. Drees	48	Director	2005	2012

		EXECUTIVE OFFICERS
Cheryl J. Leach	58	Executive Vice President, Chief Financial Officer and Secretary	N/A	N/A
Jerome F. Bey, III	39	Vice President and Senior Lender	N/A	N/A

_________________________
(1)	The address of each person listed is 27 East Main Street, P.O. Box 92, Versailles, Ohio 43580.
(2)
Reflects initial appointment to the Board of Directors of Versailles Savings and Loan Company.  Each director of Versailles Financial Corporation is also a director of Versailles Savings and Loan Company.

Directors

The business experience for the past five years of each of our directors and executive officers is set forth below.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Edward L.  Borchers.  Mr. Borchers is currently retired.  From 1990 until 2006, he was the President of Superior Aluminum Products, Inc., Russia, Ohio.  Mr. Borchers was selected to serve as a director because his experience managing a small business and his knowledge of our community provides insight and perspective with respect to general business operations, as well as reviewing financial statements.

Douglas P. Ahlers.  Mr. Ahlers has served as President of Versailles Savings and Loan Company, a subsidiary of the Company since 1994, and as President and Chief Executive Officer of the Company since its formation in 2009.  Prior to 1994, Mr. Ahlers served as a commercial loan officer at Fifth Third Bank for six years.  Mr. Ahlers was selected to serve as a director because his experience managing financial institutions and his extensive service at Versailles Savings and Loan Company provide a broad and unique perspective on the challenges facing our organization and on our business operations and strategy.

Kevin J. Drees.  Mr. Drees is the owner of Urb Drees Construction, a residential home construction company located in Versailles, Ohio.  He has been president since 1994. Mr. Drees was selected to serve as a director because his experience managing a small business, his knowledge of the housing industry and his community involvement provide insight and perspective with respect to trends in our community and general business operations, as well as reviewing financial statements.

Thomas L. Guillozet.  Mr. Guillozet has served as a partner in the law firm of Hanes, Schipfer, Cooper, Graber & Guillozet, Ltd., located in Greenville and Versailles, Ohio, since 1988. He has represented various banking clients in commercial and residential real estate closings, work-out negotiations, merger agreements and general issues related to banking law.  In the management of his firm, Mr. Guillozet is also experienced in the areas of marketing, budgeting, public relations, collections and employment issues.  Mr. Guillozet was selected to serve as a director because his experience as an attorney practicing in the area of banking law, particularly with respect to real estate and lending law, and his service to the community, provide unique insight and perspective with respect to our operations, including legal and compliance issues related to our business.

James C. Poeppelman.  Mr. Poeppelman is the President and Owner of C.F. Poeppelman, Inc., a concrete supply firm located in Bradford, Ohio.  He has served in that position since 1985.  Jim holds a degree in civil engineering.  Mr. Poeppelman was selected to serve as a director because his knowledge of construction in commercial, agricultural and residential construction, his experience managing a small business and his community involvement provides insight and perspective with respect to trends in our community and general business operations, as well as reviewing financial statements.

Executive Officers who are not Directors

The principal occupation during the past five years of each of our executive officers (other than Mr. Ahlers) is set forth below.  All executive officers have held their present positions for five years unless otherwise stated.

Cheryl J. Leach.  Ms. Leach is the Chief Financial Officer of Versailles Savings and Loan Company, a subsidiary of the Company, a position she has held since 1992.  She has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since its formation in 2009.

Jerome F. Bey, III.  Mr. Bey is the Senior Lender of Versailles Savings and Loan Company, a subsidiary of the Company.  Prior to joining the Bank in March, 2009, Mr. Bey served as Vice President of Consumer Lending at Second National Bank from 2000 to 2009.

Board Independence

The Board of Directors has determined that as of the date of this proxy statement, each of our directors, with the exception of Mr. Ahlers, is “independent” within the meaning of the Nasdaq Stock Market corporate governance listing standards.  Mr. Ahlers is not independent by virtue of his being President and Chief Executive Officer of Versailles Financial Corporation and Versailles Savings and Loan Company. In determining the independence of the directors listed above, the Board of Directors considered the fact that Versailles Savings and Loan Company paid legal fees of approximately $4,900 in 2010 to the law firm of Hanes, Schipfer, Cooper, Graber, & Guillozet, Ltd., of which Director Guillozet is a partner.  The Board of Directors determined that the payment of the legal fees does not interfere with Mr. Guillozet’s exercise of independent judgment in carrying out his responsibilities as a director.

Board Independence, Leadership Structure and Risk Oversight

To assure effective and independent oversight of management, the Board of Directors separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.  The Chairman of the Board is an independent, non-management role. In addition, to minimize the risk involved with having our president and chief executive officer serve on our board of directors, the independent directors meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our independent audit and internal controls.  We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Versailles Financial Corporation as well as through internal and external audits.  Risks relating to the direct operations of Versailles Savings and Loan Company are further overseen by the Board of Directors of Versailles Savings and Loan Company, who are the same individuals who serve on the Board of Directors of Versailles Financial Corporation.  The Board of Directors of Versailles Savings and Loan Company also has additional committees that conduct risk oversight separate from Versailles Financial Corporation. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the listing standards of the Nasdaq Stock Market (which we have adopted as our standards for corporate governance even though our stock is not currently listed on the Nasdaq Stock Market).  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

The business of Versailles Financial Corporation is conducted at regular and special meetings of the full Board and its standing committees.  The standing committees consist of the Audit Committee, the Governance/Nominating Committee, and the Compensation Committee. During the year ended June 30, 2010, the Board of Directors met at twelve regular meetings and eleven special meetings.  No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Audit Committee

The Audit Committee consists of Directors Borchers (Chairman), Drees and Poeppelman. Each member of the Audit Committee is “independent” as defined in the Nasdaq Stock Market corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.  Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.versaillessavingsbank.com.

Audit Committee Report

Our management is primarily responsible for our financial reporting and internal and disclosure controls.  However, the Audit Committee is responsible for our relationship with our independent registered public accounting firm.  The Audit Committee also receives reports with respect to our financial reporting, internal control over financial reporting and disclosure controls.  In addition, the Audit Committee reviews our unaudited interim financial statements and audited year end financial statements.  Finally, the Audit Committee maintains a procedure for confidential employee complaints regarding accounting matters.

The Audit Committee did not meet during the year ended June 30, 2010.  During subsequent meetings:

•
Management represented to the Audit Committee that our consolidated financial statements for the year ended June 30, 2010 were prepared in accordance with accounting principles generally accepted in the United States of America;

•	The Audit Committee reviewed and discussed such consolidated financial statements with management and the independent registered public accounting firm;

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures;

•
The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm their independence from us; and

•	The Audit Committee met with the independent registered public accounting firm to discuss the results of its audit and the overall quality of our financial reporting.

In performing these functions, the Audit Committee acted only in an oversight capacity.  In this oversight role, the Audit Committee relied on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and on the independent registered public accounting firm which, in its report, expressed an unqualified opinion on our financial statements.  The Audit Committee’s oversight did not provide it with an independent basis to determine whether management utilized appropriate accounting and financial accounting standards and complied with applicable laws and regulations.  Furthermore, the Audit Committee’s review and discussions with management and the independent registered public accounting firm did not assure that our financial statements were audited in accordance with U.S. generally accepted auditing standards or that our independent registered public accounting firm was in fact “independent.”

In reliance on the above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the Securities and Exchange Commission.  The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending June 30, 2011.

This report has been provided by the Audit Committee, which consists of Directors Borchers, Drees and Poeppelman.

Governance/Nominating Committee

The Governance/Nominating Committee consists of Directors Guillozet (Chairman), Borchers and Drees.  Each member of the Governance/Nominating Committee is considered “independent” as defined in the Nasdaq Stock Market corporate governance listing standards.  Our Board of Directors has adopted a written charter for the Governance/Nominating Committee, which is available on our website at www.versaillessavingsbank.com.  The Governance/Nominating Committee did not meet during the year ended June 30, 2010, but has held two meetings subsequent to June 30, 2010.

The functions of the Governance/Nominating Committee include the following:

•	developing and recommending to the Board of Directors standards for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	indentifying individuals qualified to become members of the Board of Directors and considering recommendations by stockholders for director nominations;

•	conducting reviews as appropriate into the background and qualification so director candidates;

•	recommending candidates to the Board of Directors for nomination as directors;

•	adopting procedures and considering the submission of recommendations by stockholders for nominees for election to the Board of Directors;

•
reviewing the structure and performance of the Board of Directors and its committees and making recommendations with respect to the Board of Directors and its committees, including size and composition;

•	considering and making recommendations regarding the performance of the Board of Directors and its committees; and

•	making recommendations regarding continuing education and corporate governance guidelines.

The Governance/Nominating Committee begins the nominee identification process by evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  Thus, under some circumstances, the Governance/Nominating Committee may choose not to consider an unsolicited recommendation.

If any member of the Board does not wish to continue in service, or if the Governance/Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  In considering director candidates, the Committee will seek persons who, at a minimum, satisfy the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Versailles Financial Corporation and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq Stock Market corporate governance listing standards. Although the Governance/Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Governance/Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Governance/Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Governance/Nominating Committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for Director by writing to us at 27 East Main Street, P.O. Box 92, Versailles, Ohio 45380, Attention: Chairman, Nominating and Governance Committee. In order for the recommendation to be timely, the Chairman must receive a submission not less than one hundred and twenty (120) days prior to the date of our proxy materials for the preceding year’s annual meeting.  If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely the recommendation must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Versailles Financial Corporation or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board.  A stockholder of Versailles Financial Corporation who wants to communicate with the Board of Directors or with any individual director can write to us at 27 East Main Street, P.O. Box 92, Versailles, Ohio, 45380, Attention: Chairman, Governance/Nominating Committee.  The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Chairman will:

•	forward the communication to the director or directors to whom it is addressed;

•
attempt to handle the inquiry directly, or forward the communication for response by an employee of Versailles Financial Corporation.  For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chairman shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Compensation Committee

The Compensation Committee consists of Directors Poeppelman (Chairman), Borchers, Drees and Guillozet. None of these individuals was an officer or employee of Versailles Financial Corporation during the year ended June 30, 2010, or is a former officer of Versailles Financial Corporation or Versailles Savings and Loan Company. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq Stock Market corporate governance listing standards.  The committee meets on an as needed basis.  Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.versaillessavingsbank.com.  The Compensation Committee did not meet during the year ended June 30, 2010, but has held one meeting subsequent to June 30, 2010.

The role of the Compensation Committee is to review annually the performance and compensation levels of our executive officers and directors and recommend compensation, including salary, bonus, incentive and equity compensation of our executive officers and directors to the Board of Directors.  Douglas P. Ahlers, our President and Chief Executive Officer, does not participate in Compensation Committee discussions or recommendations relating to the determination of his compensation. The Compensation Committee also reviews and makes recommendations regarding certain of our other compensation policies, plans and programs.  The Compensation Committee will also administer any stock-based incentive or compensation plan that we may adopt in the future.  The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Versailles Financial Corporation and Versailles Savings and Loan Company.  It is intended that our executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders.  Our compensation program has three key elements of total direct compensation: base salary, annual incentive compensation and long-term incentives.

While the Compensation Committee does not use strict numerical formulas to determine changes in compensation, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of our operations, the experience, expertise and management skills of the executive officers and their roles in our future success, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly sized institutions.  While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the chief executive officer and other executive officers.  Rather, all factors were considered.

Base Salaries.  Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the individual’s performance and contribution to our long-term goals, performance targets, our financial performance and other relevant factors.

Annual Incentive Compensation.  Payouts related to annual incentive compensation are based on the attainment of annual performance objectives.  Individual payouts are a function of our financial performance and the performance of the individual executive based upon goals established and approved by the Compensation Committee.  The Compensation Committee believes that this formula provides a direct link between financial performance and actual compensation.

Long-Term Incentives. The Compensation Committee believes that long-term incentives, specifically stock options and stock awards, will be a key component of our executive and director compensation programs in the future.  These incentives strongly align the rewards provided to executives with the value created for stockholders through stock price appreciation.  We intend to adopt a stock-based incentive plan that will provide for grants of stock options and restricted common stock awards.  Because of certain regulatory restrictions, we expect that we will not adopt this plan until January 2011 at the earliest.  Before we can grant any stock options or restricted common stock awards, the plan must be approved by our stockholders.  If we adopt a stock-based incentive plan, we expect that the plan would authorize us to grant up to 17,000 stock options and up to 42,500 restricted shares of common stock to our officers, directors and employees.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.  The Code of Ethics is available on our website at www.versaillessavingsbank.com.  Amendments to and waivers from the Code of Ethics will be filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.  The officers and directors of Versailles Financial Corporation and beneficial owners of greater than 10% of our shares of common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership.  Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of such ownership reports no officer, director or 10% beneficial owner of Versailles Financial Corporation failed to file such ownership reports on a timely basis for the year ended June 30, 2010.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table.  The following table sets forth for the years ended June 30, 2010 and June 30, 2009 certain information as to the total compensation paid by us to Douglas P. Ahlers, who serves as President and Chief Executive Officer.  No other executive officer earned total compensation that exceeded $100,000 during the year ended June 30, 2010.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Douglas P. Ahlers	2010	98,500	6,000	--	33,490	137,990
President and Chief Executive Officer	2009	95,250	5,000	--	33,148	133,398
_________________________
(1)	No above-market earnings were paid to the named executive officers under the Versailles Savings and Loan Company Deferred Compensation Plan.
(2)
Amounts in this column reflect what Versailles Savings and Loan Company paid for, or reimbursed, the applicable named executive officer for various benefits and perquisites received.  A break-down of the various elements of compensation in this column is set forth in the table provided below.

Name	Board Fees ($)	Employer Contributions to Deferred Compensation Plan ($)(1)	Employer Contributions to 401(k) Plan ($)	Insurance Premiums Paid ($)(2)	Total All Other Compensation ($)
Douglas P. Ahlers	13,200	9,416	3,136	7,738	33,490

(1)	Reflects employer contribution to the Versailles Savings and Loan Company Deferred Compensation Plan.
(2)	Reflects insurance premiums paid by Versailles Savings and Loan Company for life, disability and health insurance.

Benefit Plans and Agreements

Employment Agreement.  Versailles Savings and Loan Company entered into an employment agreement with Mr. Ahlers on January 8, 2010.  The agreement with Mr. Ahlers has an initial term of three years.  Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, subject to termination on notice as provided in the agreement.  Under the agreement, the base salary will be $100,000.  In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to senior executives.  Mr. Ahlers’ employment may be terminated for cause at any time, in which event Mr. Ahlers would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in Mr. Ahlers’ termination or resignation will entitle Mr. Ahlers to payments of severance benefits following termination of employment.  In the event Mr. Ahlers’ employment is terminated for reasons other than for cause, disability or retirement, or in the event Mr. Ahlers resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint Mr. Ahlers to his executive position, (ii) a material change in the nature or scope of Mr. Ahlers’ authority resulting in a reduction of the responsibility, scope, or importance of Mr. Ahlers’ position, (iii) relocation of Mr. Ahlers’ office by more than 20 miles, (iv) a material reduction in the benefits or perquisites paid to Mr. Ahlers unless such reduction is employer-wide, (vi) the liquidation or dissolution of Versailles Savings and Loan Company, or (vi) a material breach of the employment agreement by Versailles Savings and Loan Company, then Mr. Ahlers would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus Mr. Ahlers would be entitled to receive for the remaining unexpired term of the employment agreement.  For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on Mr. Ahlers’ behalf under Versailles Savings and Loan Company’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if Mr. Ahlers had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period.  Section 409A of the Internal Revenue Code may require that a portion of the above payments cannot be made until six months after termination of employment if Mr. Ahlers is a “specified employee” as defined under Section 409A of the Internal Revenue Code.  In addition, Mr. Ahlers would be entitled, at no expense to him, to the continuation of life, medical, and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Versailles Savings and Loan Company or Versailles Financial Corporation, followed by Mr. Ahlers’ involuntary termination or resignation for one of the reasons set forth above, then Mr. Ahlers would be entitled to a severance payment in the form of a cash lump sum equal to (a) three times the sum of (i) the highest rate of base salary paid to Mr. Ahlers at any time, and (ii) the highest bonus paid to Mr. Ahlers with respect to the three completed fiscal years prior to the change in control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on Mr. Ahlers’ behalf under Versailles Savings and Loan Company’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if Mr. Ahlers had continued working for an additional 36 months after termination of employment, earning the salary that would have been achieved during such period.  In addition, Mr. Ahlers would be entitled, at no expense to him, to the continuation of life, medical, and dental coverage for 36 months following the termination of employment.

Notwithstanding the above, in the event payments to Mr. Ahlers on a change in control exceed three times Mr. Ahler’s average taxable income for the five years ending in the year immediately preceding the year of a change in control (the “Section 280G Threshold”), payments under the employment agreement with Versailles Savings and Loan Company would be reduced in order to avoid this result.

Under Mr. Ahlers’ employment agreement, if Mr. Ahlers becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, Mr. Ahlers would receive benefits under any short-term or long-term disability plans maintained by Versailles Savings and Loan Company, plus, if the amount paid under such disability programs is less than Mr. Ahlers’ base salary, Versailles Savings and Loan Company shall pay Mr. Ahlers an additional amount equal to the difference between such disability plan benefits and the amount of Mr. Ahlers’ base salary for the longer of one (1) year following the termination of employment due to disability or the remaining term of the agreement.  Versailles Savings and Loan Company will also provide Mr. Ahlers with continued life, medical and dental coverage until the earlier of (i) the date Mr. Ahlers returns to employment with Versailles Savings and Loan Company, (ii) Mr. Ahlers’ full-time employment with another employer, (iii) the expiration of the remaining term of the agreement, or (iv) Mr. Ahlers’ death.  In the event of Mr. Ahlers’ death, Mr. Ahlers’ estate or beneficiaries will be paid Mr. Ahlers’ base salary for one (1) year from Mr. Ahlers’ death, and continued medical, dental and other insurance for twelve (12) months following Mr. Ahlers’ death.  Upon retirement at age 67, Mr. Ahlers will receive only those benefits to which he is entitled under any retirement plan of Versailles Savings and Loan Company to which he is a party.

Upon termination of Mr. Ahlers’ employment, Mr. Ahlers shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of Versailles Savings and Loan Company for a period of one year following termination of employment.

Deferred Compensation Plans. Versailles Savings and Loan Company maintains two deferred compensation plans for selected officers and directors.  Mr. Ahlers currently participates in both deferred compensation plans.  In addition, directors Borchers, Drees, Guillozet and Poeppelman participate in both deferred compensation plans.  The two deferred compensation plans contain substantially identical terms.  To comply with changes in federal tax laws, Versailles Savings and Loan Company elected to cease all employee, director and employer contributions to the first deferred compensation plan as of December 31, 2004.  Contributions made after 2004 are made to the second deferred compensation plan.  For purposes of this discussion, the second deferred compensation plan is referred to as the “2005 Deferred Compensation Plan.” In August 2009, Versailles Savings and Loan Company’s Board of Directors amended both deferred compensation plans to permit the account balances to be invested in the common stock of Versailles Financial Corporation and to permit director fees paid by Versailles

Financial Corporation, if any, to be deferred.  In August 2009, Versailles Savings and Loan Company’s Board of Directors also adopted a rabbi trust to hold shares of common stock of Versailles Financial Corporation that may be purchased with assets of the plans.

Under the 2005 Deferred Compensation Plan, Mr. Ahlers receives an annual amount contributed to his account equal to 8% of the cash compensation that he earned during a calendar year.  Non-Employee Directors that participate in the plan receive a contribution equal to 24% of the cash compensation earned during a calendar year.  In addition, participants in the plan are permitted to defer up to 25% of their salary and cash bonuses and up to 100% of board fees.  Both deferred compensation plans, which are unfunded plans, provide that at the end of each calendar year, Versailles Savings and Loan Company shall credit the average balance credited to the participant’s account during the year with an investment return equal to the highest annual return that Versailles Savings and Loan Company is paying on January 1 of the particular year on certificates of deposit having a term of one year or less or, as elected by a participant, an amount equal to Versailles Savings and Loan Company’s actual return on average equity for the particular year.  If assets are invested in the common stock of Versailles Financial Corporation, the appreciation or depreciation will be determined solely by the fair market value of the common stock.  In addition, each participant is always 100% vested in his account balance, except that a participant will forfeit the amount of employer contributions upon a termination for just cause, as such term is defined in the plan.  Participants will receive a distribution upon termination of service, or if earlier, the occurrence of an unforeseen hardship.  For 2010, Mr. Ahlers deferred $13,200 and received an employer contribution of $9,416 under the 2005 Deferred Compensation Plan.

401(k) Savings Plan.  Versailles Savings and Loan Company maintains a tax-qualified defined contribution plan for eligible employees (the “401(k) Savings Plan”).  All employees at least age 21 who have completed at least one year of service are eligible to participate in the 401(k) Savings Plan.  Eligible employees may elect to defer up to 50% of their compensation in any taxable year, subject to Internal Revenue Service limits.  Versailles Savings and Loan Company may make a matching contribution on the first 6% of compensation that eligible employees defer.  In addition, Versailles Savings and Loan Company may make annual discretionary contributions to the 401(k) Savings Plan which is shared among all eligible participants, including Mr. Ahlers.  Participants are always 100% vested in their salary deferrals and become 100% vested in the employer matching and profit sharing contributions made to their account upon the completion of 6 years of service.

Defined Benefit Pension Plan. Versailles Savings and Loan Company maintain a tax-qualified defined benefit pension plan for eligible employees (the “Pension Plan”) that covers substantially all of our employees.  All employees at least age 21 who have completed at least one year of service are eligible to participate in the Pension Plan.  Participants in the pension plan become fully vested in their retirement benefits upon completion of 6 years of service.  They also become 100% vested upon attaining age 65 or upon death.  A participant who terminates employment on or after reaching age 65 and completing 25 years of service is entitled to the full retirement benefit.  A participant’s normal retirement benefit is generally based on a formula that takes into account 60% of a participant’s average monthly compensation, subject to certain reductions.  The Pension Plan permits early retirement at age 60 if a participant has completed 6 years of service.  Eligible participants who elect an early retirement benefit will receive a reduced normal retirement benefit.  As of December 31, 2009, Mr. Ahlers was eligible for early retirement but not eligible for normal retirement.

For the plan year ending April 30, 2009, we made contributions to the pension plan of $48,552 and $52,869 for the plan year ending April 30, 2010.

Employee Stock Ownership Plan.  The Board of Directors of Versailles Savings and Loan Company adopted an employee stock ownership plan for eligible employees effective January 1, 2010.  Eligible employees who have attained age 21 and were employed by us as of January 1, 2010 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 34,200 shares of Versailles Financial Corporation common stock.  The employee stock ownership plan funded its stock purchase with a loan from Versailles Financial Corporation in the amount of $342,000. The loan will be repaid principally through Versailles Savings and Loan Company’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal.  The interest rate adjusts annually and will be the prime rate on the first business day of each calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan, with the first loan payment scheduled to be made on the last business day of December 2010 .  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  Participants will become 100% vested upon the completion of six (6) years of service.  Participants who were employed by Versailles Savings and Loan Company immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan.  Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities

Under applicable accounting requirements, Versailles Savings and Loan Company will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Versailles Financial Corporation’s earnings.

Director Compensation

The following table sets forth for the fiscal year ended June 30, 2009 certain information as to the total remuneration we paid to our directors other than Mr. Ahlers.  Information with respect to director fees paid to Mr. Ahlers is included above in “Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table For the Year Ended June 30, 2010
Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Edward L. Borchers	13,200	--	3,168	16,368
Kevin J. Drees	11,950	--	2,868	14,818
Thomas L. Guillozet	11,750	--	2,820	14,570
James C. Poeppelman	12,800	--	3,072	15,872
_________________________
(1)	No above-market earnings were paid to the named executive officers under the Versailles Savings and Loan Company Deferred Compensation Plan.
(2)
Represents an employer contribution to the Versailles Savings and Loan Company Deferred Compensation Plan on behalf of each director in an amount equal to 24% of the cash compensation a director earned during the year.

Director Fees

Each individual who serves as a director earns an annual retainer, attendance, committee and special meeting fees.  For the fiscal year ending June 30, 2010, each director was paid an annual retainer of $8,000 and $200 for each regular and special meeting attended.  Committee members do not receive compensation for regular committee meetings held in conjunction with a board meeting, but receive a fee of $200 per hour for each special committee meeting attended. Messrs. Ahlers, Borchers, Drees, Guillozet and Poeppelman were paid $2,400 each for regular board and committee meeting attendance fees and $2,800, $2,800, $1,550, $1,350 and $2,400, respectively, for special board and committee meeting fees.

Director Plans

Each director is a participant in the Versailles Savings and Loan Company Deferred Compensation Plans.  Please see the descriptions of each plan set forth above under “Executive Compensation – Deferred Compensation Plans” for further details.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

In the ordinary course of business, Versailles Savings and Loan Company makes loans available to its directors, officers and employees.  The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Versailles Savings and Loan Company to our executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Versailles Savings and Loan Company is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.  Additionally, all material affiliate transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to legal counsel.

Loans to directors, executive officers and employees on their primary residence are included in Versailles Savings and Loan Company’s employee loan program. This program offers fixed rate loans at an interest rate of 1% less than the market rate and 1-year adjustable rate loans at an interest rate of 0.5% less than the market rate.

Set forth below is certain information as to loans made by Versailles Savings and Loan Company to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Versailles Savings and Loan Company exceeded $120,000 at any time since July 1, 2006, and who participated in the above-referenced employee loan program which is available to all employees and does not give preference to any executive officer or director over any other employee.  All of the loans in the following table are first mortgage loans secured by the borrower’s principal place of residence.

Name of individual	Highest Balance Since July 1, 2007	Balance on June 30, 2010	Amount of Principal Paid from July 1, 2007 to June 30, 2010	Amount of Interest Paid from July 1, 2007 to June 30, 2010	Amounts Paid as of June 30, 2010	Interest Rate on June 30, 2010

Jerome F. Bey III (1)	$158,266	$139,337	$ 18,929	$ 7,171	$ 26,100	4.125%
_________________________
(1)      Mr. Bey was made an officer on August 21, 2009.  This loan was made prior to Mr. Bey becoming an officer.

Other than as described above and except for one officer loan whose principal balance has been less than $120,000, since July 1, 2007 , all loans made by Versailles Savings and Loan Company to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Versailles Savings and Loan Company, and did not present any unusual risk of collectability or have any other unfavorable features.  Versailles Savings and Loan Company is in compliance with these federal regulations with respect to its loans and extensions of credit to executive officers and directors.

The aggregate amount of our loans to our officers and directors and their related entities was $217,318 at June 30, 2010.  As of June 30, 2010, these loans were performing according to their original terms.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended June 30, 2010 was Crowe Horwath LLP.  Our Audit Committee has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending June 30, 2011, subject to the ratification of the engagement by our stockholders.  At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the year ending June 30, 2011.  A representative of Crowe Horwath LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.

Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Versailles Financial Corporation and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the year ended June 30, 2010 and the year ended June 30, 2009.

	Year Ended June 30, 2010	Year Ended June 30, 2009

Audit Fees	$63,000	$33,000
Audit-Related Fees	―	―
Tax Fees	$14,675	$5,500
All Other Fees	$121,261	―

Audit Fees.  Audit fees for 2010 and 2009 were for professional services rendered for the audits of our consolidated financial statements, the review of financial statements included in our registration statement on Form S-1, the review of our quarterly reports on Form 10-Q and consents and other matters regarding SEC filings.

Audit-Related Fees.  There were no audit-related fees for the years ended June 30, 2010 or June 30, 2009.

Tax Fees.   Approximately $8,675 and $5,500 of the tax fees billed in 2010 and 2009, respectively, were for services related to tax compliance, and approximately $6,000 of the tax fees billed in 2010 were for advice regarding the Ohio state income tax consequences consistent with the federal tax opinion delivered by our legal counsel in connection with our common stock offering, and for Crowe Horwath LLP’s opinion regarding the state income tax consequences of our mutual-to-stock conversion.

All Other Fees. Other fees for the year ended June 30, 2010 consisted of fees for services related to our mutual-to-stock conversion and stock offering, including review of the registration statement and prospectus, the issuance of consents, participation in drafting sessions, the preparation of accounting opinions, assistance with responses to regulatory accounting comments and the preparation of a comfort letter.  There were no other fees for the year ended June 30, 2009.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of Crowe Horwath LLP.  The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The audit-related fees, tax fees and all other fees described above were approved as part of our engagement of Crowe Horwath LLP.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the year ending June 30, 2011, the proposal must receive at least a majority of the votes cast at the annual meeting, without regard to broker non-votes, in favor of such ratification.  The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending June 30, 2011.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary.  To be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 80 days and not more than 90 days before the date of the meeting; provided, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be received by our Secretary at our principal executive office not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business proposed to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of Versailles Financial Corporation which are owned beneficially or of record by the stockholder and any such beneficial owner, (d) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business, and (e) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of our Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2011 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 27 East Main Street, P.O. Box 92, Versailles, Ohio 45380, no later than June 13, 2011. If the date of the 2011 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  In order to be considered at our 2011 Annual

Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting must be received at our executive office not more than 90 days and not less than 80 days prior to the date of such meeting; provided, that if less than 90 days’ notice of such meeting is given to stockholders, such stockholder proposal must be received at our executive office not later than the 10th day following the date on which notice of such meeting was mailed to stockholders.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Versailles Financial Corporation.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation.  Our Annual Report on Form 10-K for the year ended June 30, 2010 has been mailed to all stockholders of record as of September 24, 2010.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Cheryl J. Leach

Cheryl J. Leach
Secretary
Versailles, Ohio
October 11, 2010

REVOCABLE PROXY

VERSAILLES FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
November 9, 2010

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Versailles Financial Corporation which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of Versailles Financial Corporation to be held at the main offices at 27 East Main Street, Versailles, Ohio at 10:00 a.m. (local time) on Tuesday, November 9, 2010.  The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1.

The election as directors of all nominees listed below (except as marked to the contrary below)

Thomas L. Guillozet
James C. Poeppelman

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

_________________________________

_________________________________

		FOR ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, after notification to the Secretary of Versailles Financial Corporation at the Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force or effect.  This proxy may also be revoked by sending written notice to the Secretary of Versailles Financial Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy card prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Versailles Financial Corporation prior to the execution of this proxy of a Notice of the Meeting and Proxy Statement dated October 11, 2010 and the Annual Report on Form 10-K for the year ended June 30, 2010.

Dated: _________________, 2010	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.